Exhibit 99.1

PHELPS DODGE HIGH PERFORMANCE
CONDUCTORS OF SC & GA, INC.

FINANCIAL STATEMENTS
DECEMBER 31, 2005, 2004 AND 2003

REPORT OF INDEPENDENT AUDITORS

To the Shareholders of International Wire Group, Inc.:

In our opinion, the accompanying balance sheets and the related statements of operations, of cash flows and of changes in invested equity present fairly, in all material respects, the financial position of Phelps Dodge High Performance Conductors of SC & GA, Inc. (the "Company") at December 31, 2005, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company has significant transactions and relationships with related parties. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from the transactions among wholly unrelated parties.

Boston, Massachusetts
June 16, 2006

            PHELPS DODGE HIGH PERFORMANCE CONDUCTORS OF SC & GA, INC.
                                 BALANCE SHEETS
                     AS OF DECEMBER 31, 2005, 2004 AND 2003
                              (DOLLARS IN MILLIONS)



                                                                          2005             2004             2003
ASSETS
  Current assets:
     Cash and cash equivalents..................................          $0.1             $0.1              $0.1
     Accounts receivable, less allowance for doubtful  accounts
        (2005 - $0.1; 2004 - $0.1; 2003 - $0.1).................          11.7              8.1               6.8
     Inventories................................................           8.0              6.8               5.8
     Supplies...................................................           0.6              0.7               0.6
     Note receivable ...........................................           -                -                 0.3
     Deferred income taxes......................................           0.6              0.7               0.2
                                                                     -----------      -----------       -----------
        Current assets..........................................          21.0             16.4              13.8

     Property, plant and equipment, net.........................          20.6             22.5              24.4
     Goodwill...................................................           9.8              9.8               9.8
                                                                     -----------      -----------       -----------
         Total assets...........................................         $51.4            $48.7             $48.0
                                                                     ===========      ===========       ===========
LIABILITIES

  Current liabilities:
     Accounts payable and accrued expenses......................          $3.1             $4.0              $4.9
     Accrued income taxes.......................................           1.3              0.2               -
     Debt due to Related Party..................................          17.0              -                 -
                                                                     -----------      -----------       -----------
        Current liabilities.....................................          21.4              4.2               4.9

     Debt due to Related Party..................................           -               17.0              17.0
     Deferred income taxes .....................................           0.9              1.3               1.3
                                                                     -----------      -----------       -----------
        Total liabilities.......................................          22.3             22.5              23.2
                                                                     -----------      -----------       -----------

INVESTED EQUITY
    PDC's net investment .......................................          29.1             26.2              24.8
                                                                     -----------      -----------       -----------
        Total invested equity...................................          29.1             26.2              24.8
                                                                     -----------      -----------       -----------
        Total liabilities and invested equity...................         $51.4            $48.7             $48.0
                                                                     ===========      ===========       ===========









    The accompanying notes are an integral part of the financial statements.

            PHELPS DODGE HIGH PERFORMANCE CONDUCTORS OF SC & GA, INC.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                              (DOLLARS IN MILLIONS)



                                                                     2005             2004             2003
                                                                     ----             ----             ----
NET SALES.....................................................      $85.5            $82.4            $60.3
                                                              -----------      -----------      -----------

 OPERATING COSTS AND EXPENSES
    Cost of products sold (including purchases from
      related      parties; 2005 - $18.5; 2004 - $14.8; 2003
      - $8.3;  exclusive of items shown below)................       76.3             70.9             51.0

   Depreciation and amortization .............................        3.8              4.3              5.4
   Selling and general administrative expense ................        2.3              2.7              2.7
   Asset impairment charge....................................        -                -                0.3
                                                              -----------      -----------      -----------
                                                                     82.4             77.9             59.4
                                                              -----------      -----------      -----------
 OPERATING INCOME/(EXPENSE)                                           3.1              4.5              0.9

   Interest expense on Related Party debt.....................       (0.9)            (0.6)            (0.7)
   Miscellaneous income/(expense), net........................       (0.1)             0.1              0.2
                                                              -----------      -----------      -----------
  INCOME BEFORE INCOME TAXES                                          2.1              4.0              0.4
   Provision for income taxes.................................        1.0              1.5              0.2
                                                              -----------      -----------      -----------
  NET INCOME .................................................       $1.1             $2.5             $0.2
                                                              ===========      ===========      ===========





















    The accompanying notes are an integral part of the financial statements.

            PHELPS DODGE HIGH PERFORMANCE CONDUCTORS OF SC & GA, INC.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                              (DOLLARS IN MILLIONS)



                                                                   2005              2004              2003
                                                                   ----              ----              ----
OPERATING ACTIVITIES:
   Net income..............................................        $1.1              $2.5              $0.2
   Adjustments to reconcile net income to net cash
     provided by/(used in) operating activities:
     Depreciation and amortization ........................         3.8               4.3               5.4
     Deferred income taxes.................................        (0.3)             (0.5)             (1.0)
     Asset impairment charge...............................         -                 -                 0.3
     Changes in current assets and liabilities:
       Accounts receivable.................................        (3.6)             (1.3)             (2.7)
       Inventories.........................................        (1.2)             (1.0)             (1.1)
       Supplies............................................         0.1              (0.1)              0.1
       Accounts payable and accrued expenses...............        (0.9)             (0.9)              -
       Accrued income taxes................................         1.1               0.2               -
     Other, net............................................         0.1               0.1               -
                                                            -----------       -----------       -----------
       Net cash provided by operating activities...........         0.2               3.3               1.2
                                                            -----------       -----------       -----------

INVESTING ACTIVITIES:
   Capital expenditures....................................        (2.0)             (2.5)             (3.5)
   Proceeds from note receivable...........................         -                 0.3               -
   Proceeds from asset dispositions........................         -                 -                 0.1
                                                            -----------       -----------       -----------
       Net cash used in investing activities...............        (2.0)             (2.2)             (3.4)
                                                            -----------       -----------       -----------

FINANCING ACTIVITIES:
   Transfers to/(from) PDC, net............................         1.8              (1.1)              2.0
                                                            -----------       -----------       -----------
       Net cash provided by /(used in) financing
       activities..........................................         1.8              (1.1)              2.0
                                                            -----------       -----------       -----------


CHANGE IN CASH AND CASH EQUIVALENTS........................         -                 -                (0.2)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ............         0.1               0.1               0.3
                                                            -----------       -----------       -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR...................        $0.1              $0.1              $0.1
                                                            ===========       ===========       ===========







    The accompanying notes are an integral part of the financial statements.

            PHELPS DODGE HIGH PERFORMANCE CONDUCTORS OF SC & GA, INC.
                    STATEMENTS OF CHANGES IN INVESTED EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                              (DOLLARS IN MILLIONS)


                                                      2005           2004           2003
                                                      ----           ----           ----

PDC'S NET INVESTMENT
   Beginning balance .......................         $26.2          $24.8          $22.6
   Net income ..............................           1.1            2.5            0.2
   Transfer (to)/from PDC, net..............           1.8           (1.1)           2.0
                                               -----------    -----------    -----------
      Total net investment .................         $29.1          $26.2          $24.8
                                               ===========    ===========    ===========





































    The accompanying notes are an integral part of the financial statements.

            PHELPS DODGE HIGH PERFORMANCE CONDUCTORS OF SC & GA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS UNLESS OTHERWISE NOTED)


1.   BACKGROUND AND BASIS OF PRESENTATION

     GENERAL
     On March 31, 2006, International Wire Group, Inc. acquired all of the outstanding shares of Phelps Dodge High Performance Conductors of SC & GA Inc. (the "Company"). The Company was an integrated business unit of Phelps Dodge High Performance Conductors Group ("HPC"), which is an operating division of Phelps Dodge Wire & Cable Group ("PDWC"). PDWC is an integrated business unit of Phelps Dodge Corporation ("PDC" or the "Corporation"). The Company is engaged in manufacturing and marketing highly engineered conductors of copper and copper alloy wire electroplated with silver, tin or nickel for sophisticated, specialty product niches in the aerospace, automotive, biomedical, computer and consumer electronics markets. The Company sells its products to customers in North America, Europe, South America and Asia. The accompanying financial statements include a production facility and corporate office in Inman, South Carolina and a production facility in Trenton, Georgia. The Company also has a sales office in Belgium.

     The accompanying financial statements reflect the financial position, results of operations and cash flows of the Company as if it was a separate entity as of and for the years ended December 31, 2005, 2004 and 2003. However, the financial statements may not necessarily reflect the Company's financial position, results of operations and cash flows had it been a stand-alone company during the periods presented. For purposes of these financial statements, the term "Related Party" refers to PDC and its affiliates. Significant transactions between the Company and PDC and its affiliates have been identified in the financial statements as transactions between related parties. The majority of the Company's cash receipts and disbursements were processed by PDC on the Company's behalf for all periods presented.

     PDC ALLOCATIONS
     All allocations and estimates in the financial statements are based on assumptions that management believes are reasonable. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Company had been operating on a stand-alone basis, independent of PDC.

     INSURANCE RISK
     PDC manages general and specific hazard and operational risks on a global basis, including worker's compensation (except in those states or countries in which, by law, work injury is directed by a governmental agency). Generally, PDC retains (through the use of self-insurance, deductibles and captive insurers) risks of loss that are reasonably predictable and which do not threaten the financial stability of the Corporation. Insurance is procured for those risks that exceed the ability of the Corporation to fund or absorb within its available working capital, or for which there is little financial benefit in self-insuring.

     PDC charges the cost of these risks to its operating units. Those costs include insurance premiums, self-insurance reserves, risk financing fees and taxes and program servicing costs. Independent actuaries are engaged to assure the adequacy of self-insurance reserves for general liability, worker's compensation and auto liability. Such reserves are established through charges to the business units and retained in PDC's accounts. Business unit charges are based on relevant factors such as number of employees and value of property.

            PHELPS DODGE HIGH PERFORMANCE CONDUCTORS OF SC & GA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS UNLESS OTHERWISE NOTED)


1.   BACKGROUND AND BASIS OF PRESENTATION (CONTINUED)

     The accompanying Statements of Operations includes an allocation of the costs from PDC for insuring general and specific hazard and operational risks on a global basis, including worker's compensation. Such charges totaled approximately $0.5 million, $0.7 million and $0.6 million for the years ended December 31, 2005, 2004 and 2003, respectively.

     EMPLOYEE BENEFITS
     Certain of the Company's employees participated in pension and other employee benefit plans sponsored by PDC. For those employees, separate plan information is not available as PDC manages its plans on a consolidated basis. Therefore, the Company's annual pension and other benefit costs reflected in the accompanying Statements of Operations represent an allocation of PDC's annual plan costs based on estimated plan assets being equal to a proportional share of plan obligations incurred by PDC for employees of the Company. These charges are discussed further in Note 2. An allocation of the assets and liabilities relating to PDC's domestic pension plans has not been reflected in these financial statements.

     INFORMATION SYSTEMS TECHNOLOGY
     PDC manages information systems technology ("IST") on an overall United States basis as well as at the business unit level. PDC charges IST costs to its business units on the basis of a predetermined proportion of overall department costs based on usage. Allocations of these costs to the Company for the years ended December 31, 2005, 2004 and 2003 were approximately $0.5 million, $0.4 million and $0.1 million, respectively. These allocations principally reflect communication costs incurred by PDC on behalf of the Company. In addition, the Company incurs internal IST costs at its locations for local system maintenance and support.

     GENERAL CORPORATE OVERHEAD
     PDC provided the Company with treasury, cash management, tax, legal, internal audit and human resources services, as well as executive management and administrative support. Allocations of such costs to the Company for the years ended December 31, 2005, 2004 and 2003 were $0.2 million, $0.3 million and $0.2 million, respectively.

     Financial Shared Services costs associated with PDC's accounts payable, payroll and benefits administration have been allocated to the Company on the basis of a pre-determined proportion of overall department costs based on usage and service incidence. Such costs include salary and other administrative expense associated with managing these departments. The allocation to the Company for the years ended December 31, 2005 and 2004 was approximately $0.1 million. For the year ended December 31, 2003, these allocations have been reflected in the accompanying Statements of Operations; however, such amounts were less than $0.1 million.

     Costs attributable to PDWC's headquarters have been allocated to the Company including the costs of centralized services rendered on behalf of the Company relating to executive management and administrative support, cash management, treasury, technology, human resources, accounting and finance, certain information systems support and safety and operational improvement programs. PDWC management estimates that the cost of this support, based upon

            PHELPS DODGE HIGH PERFORMANCE CONDUCTORS OF SC & GA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS UNLESS OTHERWISE NOTED)

1.   BACKGROUND AND BASIS OF PRESENTATION (CONTINUED)

     the proportion of sales volume, aggregated approximately $0.4 million, $0.5 million, and $0.7 million for the years ended December 31, 2005, 2004 and 2003, respectively.

     The following tables summarize the costs and expenses allocated to the Company by PDC for the years ended December 31:

                                                             SELLING AND GENERAL
                                         COST OF PRODUCTS       ADMINISTRATIVE
                                              SOLD                EXPENSE
                                         ----------------     ----------------
2005
----

     Insurance risk .....................       $0.5                 $-
     Information systems technology .....        0.5                  -
     Financial shared services...........        0.1                  -
     PDWC Headquarters...................        -                    0.4
     General corporate overhead..........        -                    0.2
     Pension ............................        1.3                  0.1
     Post retirement benefits............        1.0                  0.1
     Savings plan .......................        0.3                  0.1
                                           ---------            ---------
     Total    ...........................       $3.7                 $0.9
                                           =========            =========


                                                             SELLING AND GENERAL
                                         COST OF PRODUCTS       ADMINISTRATIVE
                                              SOLD                EXPENSE
                                         ----------------     ----------------
2004
----

     Insurance risk ...................         $0.7                 $-
     Information systems technology ...          0.4                  -
     Financial shared services.........          0.1                  -
     PDWC Headquarters.................          -                    0.5
     General corporate overhead........          -                    0.3
     Pension ..........................          0.9                  0.1
     Post retirement benefits..........          0.9                  0.1
     Savings plan .....................          0.3                  -
                                           ---------            ---------
     Total    .........................         $3.3                 $1.0
                                           =========            =========

            PHELPS DODGE HIGH PERFORMANCE CONDUCTORS OF SC & GA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS UNLESS OTHERWISE NOTED)

1.   BACKGROUND AND BASIS OF PRESENTATION (CONTINUED)

                                                             SELLING AND GENERAL
                                         COST OF PRODUCTS       ADMINISTRATIVE
                                              SOLD                EXPENSE
                                         ----------------     ----------------
2003
----

     Insurance risk ......................      $0.6                  $-
     Information systems technology ......       0.1                   -
     PDWC Headquarters....................       -                    0.7
     General corporate overhead...........       -                    0.2
     Pension .............................       0.6                  0.1
     Post retirement benefits.............       0.8                  0.1
     Savings plan ........................       0.3                  -
                                           ---------            ---------
     Total    ............................      $2.4                 $1.1
                                           =========            =========

            PHELPS DODGE HIGH PERFORMANCE CONDUCTORS OF SC & GA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS UNLESS OTHERWISE NOTED)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     MANAGEMENT'S ESTIMATES AND ASSUMPTIONS
     The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates and assumptions relate to asset impairments (including estimates of future cash flows), bad debts, inventories reserves, restructuring reserves and realization of deferred tax assets. Management bases its estimates on the Company's historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates under different assumptions or conditions.

     CASH AND CASH EQUIVALENTS
     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The majority of the Company's cash receipts and disbursements were processed by PDC on the Company's behalf. Cash and cash equivalents consist primarily of cash held in foreign locations at December 31, 2005, 2004 and 2003.

     INVENTORIES AND SUPPLIES
     Inventories are stated at the lower of cost or market with cost determined using the last-in, first-out ("LIFO") method. Work-in-process inventories represent materials and labor that are in the process of being converted into a saleable product and are valued based on the cost of raw materials plus in-process conversion costs, including depreciation and overhead associated with production facilities. Finished goods inventories are valued based on the cost of raw materials plus applicable conversion costs, including depreciation and overhead associated with production facilities and packaging. General corporate overhead costs are not included in inventory. Finished goods inventory is analyzed periodically, and a provision is made for any finished goods older than six months. Inventories valued by the LIFO method would have been greater if valued at current costs by approximately $3.8 million, $4.0 million and $2.7 million at December 31, 2005, 2004 and 2003, respectively.

     The Company holds inventory on consignment from related parties and, as such, this inventory has not been reflected in these financial statements. Copper inventory held on consignment at December 31, 2005, 2004 and 2003 aggregated approximately 2.7 million pounds, 1.9 million pounds and 2.2 million pounds, respectively, and had a market value of $5.9 million, $2.8 million and $2.2 million, respectively.

     Cost for substantially all supplies is determined on the first-in, first-out ("FIFO") basis. Supplies are analyzed periodically and a provision is made for items considered to be obsolete or slow moving. The reserve for obsolete and slow moving supplies was approximately $0.2 million at December 31, 2005, 2004 and 2003.

     PROPERTY, PLANT AND EQUIPMENT
     Property, plant and equipment are carried at cost. Expenditures for replacements and betterments are capitalized; maintenance and repair expenditures are charged to operations as incurred.

            PHELPS DODGE HIGH PERFORMANCE CONDUCTORS OF SC & GA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS UNLESS OTHERWISE NOTED)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Property, plant and equipment are depreciated using the straight-line method over the estimated lives of three to five years for light machinery and equipment, ten years for heavy machinery and equipment, ten years for building and land improvements and forty-five years for buildings.

     Gains or losses resulting from sales or disposals of fixed assets are recorded in cost of products sold in the Statements of Operations.

     IMPAIRMENTS
     The Company evaluates long-lived assets for impairment when events or changes in economic circumstances indicate the carrying amount of such assets may not be recoverable. The Company uses an estimate of the future undiscounted net cash flows of the related asset or asset grouping over the remaining life to determine whether the assets are impaired and measures any impairment by reference to fair value. Fair value is generally estimated using the Company's expectation of discounted net cash flows. Long-lived assets to be disposed of are carried at the lower of cost or fair value less the costs of disposal and are included in property, plant and equipment.

     GOODWILL
     The Company accounts for its goodwill under Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill is not amortized, but it is tested for impairment at least annually. Each year the Company tests for impairment of goodwill according to a two-step approach. In the first step, the Company tests for impairment of goodwill by estimating the fair values of its reporting units using the present value of future cash flows approach. If the carrying amount exceeds the fair value, the second step of the goodwill impairment test is performed to measure the amount of the impairment loss, if any. In the second step the implied fair value of the goodwill is estimated as the fair value of the reporting unit used in the first step less the fair values of all other net tangible and intangible assets of the reporting unit. If the carrying amount of the goodwill exceeds its implied fair market value, an impairment loss is recognized in an amount equal to that excess, not to exceed the carrying amount of the goodwill. In addition, goodwill of a reporting unit is tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value.

     LIABILITY FOR RETURNABLE SPOOL DEPOSITS
     The Company generally requires a deposit by customers for product shipments accompanied by a returnable spool. Spools are not individually tracked upon shipment to customers, thus management uses estimates and assumptions for determining the Company's spool deposit liability at the balance sheet date. The estimated liability balance is reviewed regularly for reasonableness based on total spools shipped and returned, including historical activity. Adjustments to this account are recorded within cost of products sold in the Statements of Operations. The liability for returnable spool deposits was $1.4 million, $1.5 million and $1.4 million at December 31, 2005, 2004 and 2003, respectively.

            PHELPS DODGE HIGH PERFORMANCE CONDUCTORS OF SC & GA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS UNLESS OTHERWISE NOTED)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     REVENUE RECOGNITION
     The Company sells its products pursuant to sales contracts with its customers. Revenue is recognized when evidence of an arrangement exists, title and risk of loss pass to the customer and when collectibility is reasonably assured. The passing of title and risk of loss to the customer generally occurs upon shipment of product. Discounts are negotiated as part of specific customer contracts based on a variety of factors, primarily sales volume, and are deducted from net sales.

     SHIPPING AND HANDLING FEES AND COSTS
     Amounts billed to customers for shipping and handling are classified as sales. Costs incurred for shipping and handling are included in cost of products sold.

     INCOME TAXES
     The Company has been included in PDC's consolidated U.S. federal income tax returns as well as certain of PDC's consolidated state income tax returns for all periods presented. The provision for income taxes in the accompanying Statements of Operations has been calculated on a separate company basis. In addition to charging income for taxes actually paid or payable, the provision for income taxes reflects deferred income taxes resulting from changes in temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. A valuation allowance is provided for any deferred tax assets for which realization is unlikely. The effect on deferred income taxes of a change in tax rates or laws is recognized in income in the period that such changes are enacted.

     PENSION PLAN
     The Company's employees participated in defined benefit pension plans sponsored by PDC. Benefits are based on years of service and depending on the plan, either on a final average salary or a fixed amount for each year of service. Participants generally vest in their benefits after five years of service.

     Annual pension costs reflected in the Statements of Operations represent an allocation of the PDC plan costs (based on estimated plan assets being equal to a proportional share of plan obligations incurred by PDC for employees of the Company) and may not be indicative of amounts that would have been incurred had the Company operated autonomously or as an entity separate of PDC. Net periodic pension costs of $1.4 million, $1.0 million and $0.7 million have been recognized for the years ended December 31, 2005, 2004 and 2003, respectively, with respect to the PDC plans. Such costs are primarily included within cost of products sold in the Statements of Operations.

     POSTRETIREMENT BENEFITS
     The Company's employees participated in postretirement medical and life insurance benefit plans administered by PDC. These plans provide medical insurance benefits for many employees retiring from active service. The benefits are generally accounted for on an accrual basis, and the funding policy provides that contributions shall be at least equal to the cash basis obligation. In January 2005, PDC announced its decision to eliminate retiree life insurance coverage or all active salaried and hourly non-bargained employees who retire on January 1, 2006.

            PHELPS DODGE HIGH PERFORMANCE CONDUCTORS OF SC & GA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS UNLESS OTHERWISE NOTED)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Separate information is not readily available for the Company's employees as PDC manages these plans on a consolidated basis. Therefore, the Company's annual postretirement costs reflected in the Statements of Operations represent an allocation of the PDC plan's annual cost (based on a proportional share of plan obligations incurred by PDC for employees of the Company) and may not be indicative of amounts that would have been incurred had the Company operated autonomously or as an entity separate of PDC. Net periodic postretirement benefit costs of $1.1 million, $1.0 million and $0.9 million have been recognized for the years ended December 31, 2005, 2004 and 2003, respectively, with respect to the PDC plans. Such costs are primarily included within cost of products sold in the Statements of Operations.

     POSTEMPLOYMENT BENEFITS
     The Company also participated in certain postemployment benefit plans sponsored by PDC covering most of its employees. The benefit plan may provide long-term disability income and continuation of health and life insurance coverage for disabled employees, continuation of health care through COBRA election and life insurance through conversion policies if elected. The funding policy provides that contributions shall be at least equal to the cash basis obligation. For the years ended December 31, 2005, 2004 and 2003, postemployment benefit costs have been reflected in the accompanying Statements of Operations; however, such amounts were less than $0.1 million in each year.

     SAVINGS PLAN
     The majority of the Company's employees were eligible to participate in a savings plan sponsored by PDC. The plan allowed employees to contribute a portion of their pre-tax and/or after-tax income in accordance with specified guidelines. The principal savings plan is a qualified 401(k) plan for all U.S. salaried and non-bargained hourly employees. In this plan, participants exercised control and directed the investment of their contributions and account balances among a broad range of investment options, including PDC stock. Participants could also direct their contributions into a brokerage option through which they can invest in stocks, bonds and mutual funds.

     Participants could change investment directions or transfer existing balances at any time without restriction, with some exceptions for certain officers and other insiders. PDC matched a percentage of employee pre-tax deferral contributions up to certain limits. The Company's expense related to the savings plans totaled approximately $0.4 million in 2005, $0.3 million in 2004 and $0.3 million in 2003.

     NEW ACCOUNTING STANDARDS
     In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4". SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) should be recognized as current-period charges and requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance in this Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of this Statement is not expected to have a material impact on the Company's financial condition and results of operations.

            PHELPS DODGE HIGH PERFORMANCE CONDUCTORS OF SC & GA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS UNLESS OTHERWISE NOTED)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47, Accounting for Conditional Asset Retirement Obligations, which is an interpretation of SFAS No. 143, Accounting for Asset Retirement Obligations. This Interpretation clarifies terminology within SFAS No. 143 and requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. This Interpretation is effective for fiscal years ending after December 15, 2005. The adoption of this Interpretation did not have a material impact on the Company's financial condition or results of operations.

3.   ASSET IMPAIRMENT CHARGE

     In 2003, HPC determined that due to continuing reduced market conditions in North America, the West Caldwell, New Jersey facility, temporarily closed in 2002, would not be re-opened. This action resulted in an asset impairment charge of $0.3 million related to equipment that was transferred to the Inman facility from West Caldwell. The amount of the asset impairment charge was determined through an assessment of fair value based on independent appraisals of the existing assets at this facility.

            PHELPS DODGE HIGH PERFORMANCE CONDUCTORS OF SC & GA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS UNLESS OTHERWISE NOTED)


4.   SUPPLEMENTARY FINANCIAL INFORMATION

                                                                             AS OF DECEMBER 31
                                                                -----------------------------------------
                                                                   2005            2004           2003
                                                                -----------------------------------------
SUPPLEMENTARY BALANCE SHEET INFORMATION

INVENTORIES
Raw materials...............................................       $2.4            $2.3            $1.6
Work-in-process.............................................        2.1             1.9             1.6
Finished goods .............................................        3.5             2.6             2.6
                                                               ----------      ----------      ----------
                                                                   $8.0            $6.8            $5.8
                                                               ==========      ==========      ==========
PROPERTY, PLANT AND EQUIPMENT, NET
Buildings, machinery and equipment..........................      $72.2           $71.3           $71.6
Land........................................................        1.0             1.0             1.0
Total property, plant and equipment.........................       73.2            72.3            72.6
Accumulated depreciation....................................      (52.6)          (49.8)          (48.2)
                                                               ----------      ----------      ----------
                                                                  $20.6           $22.5           $24.4
                                                               ==========      ==========      ==========
ACCOUNTS PAYABLE AND ACCRUED EXPENSES
Accounts payable............................................       $0.4            $1.1            $1.2
Salaries, wages and other compensation......................        0.2             0.2             0.4
Returnable spool deposits...................................        1.4             1.5             1.4
Accrued construction-in-progress............................        -               0.4             1.2
Accrued sales discounts.....................................        0.7             0.5             0.4
Other accrued expenses......................................        0.4             0.3             0.3
                                                               ----------      ----------      ----------
                                                                   $3.1            $4.0            $4.9
                                                               ==========      ==========      ==========

            PHELPS DODGE HIGH PERFORMANCE CONDUCTORS OF SC & GA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS UNLESS OTHERWISE NOTED)

5.   INCOME TAXES

     The provision for income taxes for the years ended December 31 was as follows:

                                                                           2005             2004               2003
                                                                        ---------        ---------          ---------
    Current
       Federal...................................................          $1.2             $1.8              $1.2
       State.....................................................           0.1              0.2               -
                                                                   ---------------  ---------------  ---------------
                                                                            1.3              2.0               1.2
                                                                   ---------------  ---------------  ---------------
    Deferred
       Federal...................................................          (0.3)            (0.5)             (1.0)
       State.....................................................           -                -                 -
                                                                   ---------------  ---------------  ---------------
                                                                           (0.3)            (0.5)             (1.0)
                                                                   ---------------  ---------------  ---------------
                                                                           $1.0             $1.5              $0.2
                                                                   ===============  ===============  ===============


     Reconciliation between the statutory income tax rate and effective rate is summarized below:

                                                                           2005             2004               2003
                                                                        ---------        ---------          ---------

      U.S. federal statutory rate at 35%..........................          $0.7             $1.4              $0.2
      State taxes, net of federal effect..........................           0.1              0.2               -
      Other.......................................................           0.2             (0.1)              -
                                                                   ---------------  ---------------  ---------------
                                                                            $1.0             $1.5              $0.2
                                                                   ===============  ===============  ===============


     Deferred income tax assets/(liabilities) were comprised of the following at December 31:

                                                                           2005             2004               2003
                                                                        ---------        ---------          ---------

     Balance sheet reserves.....................................          $0.1             $0.2             $0.2
     Inventories................................................           0.6              0.7              0.2
                                                                   ---------------  ---------------  ---------------
     Deferred tax assets .......................................           0.7              0.9              0.4
                                                                   ---------------  ---------------  ---------------

     Depreciation   ............................................          (1.0)            (1.5)            (1.5)
                                                                   ---------------  ---------------  ---------------
     Deferred tax liabilities ..................................          (1.0)            (1.5)            (1.5)
                                                                   ---------------  ---------------  ---------------
                                                                         $(0.3)           $(0.6)           $(1.1)
                                                                   ===============  ===============  ===============

            PHELPS DODGE HIGH PERFORMANCE CONDUCTORS OF SC & GA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS UNLESS OTHERWISE NOTED)

5.   INCOME TAXES (CONTINUED)

     PDC's consolidated U.S. federal income tax returns for the years 1998 and 1999 have been audited by the Internal Revenue Service (IRS) and such audits are in the process of finalization. Additionally, PDC's consolidated U.S. federal income tax returns for the years 2000 through 2002 are currently under examination by the IRS. To date, no significant issues impacting the Company have been raised by the IRS.

6.   DEBT DUE TO RELATED PARTY

     The Company has a $17.0 million note payable to PDC which matures in July 2006. This note was forgiven upon the acquisition of the Company on March 31, 2006. The note bears interest at the prime rate as of January 1 of each year; 5.25 percent, 4.25 percent and 4.75 percent in 2005, 2004 and 2003, respectively.

7.   FAIR VALUES OF FINANCIAL INSTRUMENTS

     CREDIT RISK
     A significant portion of the Company's trade receivables and sales are derived from one large multinational manufacturer. All sales to this customer originate from the Company's Inman, South Carolina location. The following table represents this customer's percentage of total trade accounts receivable and total net sales as of December 31, 2005, 2004 and 2003:

                                 PERCENT OF
                               TRADE ACCOUNTS
          YEAR                   RECEIVABLE         PERCENT OF NET SALES
        --------               --------------       --------------------
          2005                     32.4%                    20.9%
          2004                     42.1%                    20.1%
          2003                     34.0%                    17.7%



     The Company closely monitors the creditworthiness of this customer, adjusting credit policies and limits as needed. The Company also maintains a provision for potential credit losses based upon expected collectibility of all accounts receivable. There were no other customers who accounted for more than 10% of net sales for any period presented or more than 10% of trade receivables at any balance sheet date presented.

     CASH AND CASH EQUIVALENTS
     The financial statement amount approximates fair value because of the short maturity of those instruments.

     LONG-TERM DEBT
     The fair value of the Company's long-term debt is approximately $16 million, as of December 31, 2005, 2004 and 2003, based on management's assessment of the terms and conditions it believes would be available to the Company as a stand-alone entity.

            PHELPS DODGE HIGH PERFORMANCE CONDUCTORS OF SC & GA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS UNLESS OTHERWISE NOTED)

8.   COMMITMENTS AND CONTINGENCIES

     LEGAL
     In the normal course of business, the Company is subject to proceedings, lawsuits and other claims, including proceedings under laws and government regulations related to environmental and other matters. Such matters are subject to many uncertainties and outcomes are not predictable with assurance. The Company believes that there is no litigation pending that will have, individually or in the aggregate, a material adverse effect on its financial position, results of operations or cash flows.

     LEASES
     The Company leases buildings and equipment under agreements that expire at various times through 2007. Rental expense under operating leases was $0.2 million, $0.3 million and $0.3 million in 2005, 2004 and 2003, respectively. Future minimum lease rentals under non-cancelable operating leases as of December 31, 2005 approximate $0.1 million per year through December 31, 2007.

9.   RELATED PARTY TRANSACTIONS

     The Company purchases copper from certain PDC affiliates. Purchases of these products are at the same prices charged to external customers by PDC. These purchases were as follows:

                                             2005          2004          2003
                                           --------      --------      --------
     Copper .........................       $18.5         $14.8          $8.3
                                           ========      ========      ========


     The Company also purchases and sells equipment from and to related parties. Included in capital outlays within the investing section of the Statements of Cash Flows are amounts to related parties for equipment purchases of $0.4 million, $0.4 million and $0.3 million for the years ended December 31, 2005, 2004 and 2003, respectively. Included in proceeds within the investing section of the Statements of Cash Flows are amounts from related parties for equipment sales of $0.1 million for the year ended December 31, 2003.

     Transfers to/(from) PDC represent capital contributions from PDC to HPC and dividends from HPC to PDC.